                                                                EXHIBIT 10.G

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995





1.       NAME

         Johnson Controls Executive Incentive Compensation Plan.

2.       PURPOSE

         The purpose of the Plan is to:

         Provide incentive to the key executives of the Company and its subsidiaries who have the prime responsibility for the operations of the Company and its subsidiaries by making them participants in their success.

3.       DEFINITIONS

         A. The term "Company" means Johnson Controls, Inc., a Wisconsin Corporation, and any successor thereto that adopts the Plan.

         B.    The term "Plan" means the arrangement described herein.

         C.    The term "Plan Year" means a fiscal year of the Company.

         D. The term "Participant" means an executive of the Company or a subsidiary who has been approved for participation in the Plan.

         E.    The term "Board" means the Board of Directors of the Company.

         F. The term "Committee" means a committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a "disinterested person" as defined in Securities and Exchange Commission Rule 16b-3(c)(2)(i), or as such term may be defined in any successor regulation under
               Section 16 of the Securities Exchange Act of 1934, as amended.

         G. The term "Compensation" means the annualized base salary at the close of the fiscal year, including salary being paid on a deferred basis as well as salary being paid on a current basis.

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995




         H. The term "Beneficiary" means the person or persons entitled to receive the interest of a Participant in the event of the Participant's death.

         I. The term "Operating Profits" means the consolidated income before:

                 (1)    The incentive compensation awards under this Plan.

                 (2)    Any taxes on income.

                 (3) Extraordinary credits and charges to income less the related tax effect.

                 (4) The cumulative effect, less the related tax effect, on prior years of any accounting change made during the year.

                 (5)    Company contribution to Savings & Investment Plan.

                 The calculation of such Operating Profits shall be examined by the Company's independent public accountants who shall furnish their opinion that such calculation has been made in accordance with generally accepted accounting principles consistently applied and in compliance with the provisions of this Plan.

         J. The term "Shareholders' Equity" for a Plan Year means the consolidated shareholders' equity (sometimes referred to as net worth) of the Company at the end of the preceding fiscal year of the Company, as set forth in the Company's annual report for the preceding fiscal year, plus or minus a proportionate allowance for any change during such Plan Year, based on the period of such change, in the amount of shareholders' equity from newly-issued or finally-retired capital stock.

         K. For the purposes of this Agreement, business combinations treated as an accounting pooling of interests shall be adjusted to a purchase basis and Operating Profits and Shareholders' Equity shall be restated accordingly.

         L. The term "Return on Shareholders' Equity" for a Plan Year means the percentage that Operating Profits for the year is of Shareholders' Equity for the year.

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995




         M. The term division "Return on Assets" for a Plan Year means division operating income for the year as a percentage of average division assets employed. (See Corporate Procedure Number 3A 3580 01).


4.       ELIGIBILITY AND PARTICIPATION

         A.      APPROVAL

                 Each executive of the Company or a subsidiary who is approved for participation in the Plan by the Committee shall be a Participant as of the date designated by the Committee. Written notice of such approval shall be given to each executive so approved as soon as practicable following date of approval.

         B.      TERMINATION OF APPROVAL

                 The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the executive concerned shall cease to be an active Participant as of the date selected by the Committee and the executive shall be notified of such withdrawal as soon as practicable following such action.

         C.      NOTIFICATION

                 In general, it is expected that executives who are to be Participants for a Plan Year shall be notified of that fact before the beginning of the Plan Year.

         D.      TRANSFERS IN, OUT OF AND BETWEEN ELIGIBLE POSITIONS

                 (1) It is contemplated that an executive may be approved for participation during a portion of a Plan Year and shall be eligible to receive an award for the year based on the number of full months as a Participant.

                      a. A person newly hired or transferred into an eligible position shall have his/her participation prorated during the first Plan

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995




                                  Year provided employment or transfer occurs at least two months prior to the end of the Plan year.

                          b. A person transferred out of an eligible position may receive a prorated award at the discretion of the Committee provided he/she served in the eligible position for at least two full months during the Plan Year.

                 (2) Participants transferring between eligible positions having different award formulae will receive awards prorated to months served in each eligible position.

         E.   TERMINATION OF EMPLOYMENT

              No incentive award shall be made for a Plan Year for a Participant whose employment with the Company or subsidiary is terminated during the year for reasons other than retirement due to age under the Company's or subsidiary's retirement program, total and permanent disability, or death, unless approved by the Committee after considering the cause of termination.

5.       ANNUAL AWARDS TO PARTICIPANTS

         A.   AWARDS BASED ON FORMULA

              As of the end of each Plan Year, a formula award shall be determined for each Participant who is eligible to receive an award for the year. The award shall be expressed as a percentage of Compensation resulting from a formula which is communicated individually.

         B.   DISCRETIONARY ADJUSTMENTS TO FORMULA AWARDS

              Upon recommendation by the President, the Committee may approve adjustments to a Participant's formula award based upon the individual's performance and attainment of objectives during the Plan Year. Awards may be increased up to a maximum of 1.5 times the formula percentage yield in instances of outstanding performance and reduced to no less than .8 times the formula percentage yield in instances of marginal performance.

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



6.       PAYMENT OF INCENTIVE AWARDS

         A.      CURRENT PAYMENT

                 A Participant's award for a Plan Year, which is not deferred in accordance with the provisions of Item 6.B. hereof, and a Participant's award, whether or not he elected deferred payment thereof, for the Plan Year in which his employment terminates, shall be paid in cash to the Participant, or his Beneficiary in the event of his death, during the first quarter following the end of the Plan Year.

         B.      DEFERRED PAYMENT

                 (1)      ELECTION

                          Before the first day of each Plan Year, a Participant may irrevocably elect in writing to have a part or all of his award for the year under the Plan (but not less than $1,000) deferred and, at his election, part or all such deferred payment may be converted to Share Units, as provided below, and credited to a bookkeeping reserve account which shall be established for the Participant and set up on the books of the Company and known as his "Share Unit Account", and/or the dollar amount of part or all of such deferred payment may be credited to a bookkeeping reserve account which shall be established for the Participant and set up on the books of the Company and known as his "Interest Account" and/or the dollar amount of part or all of such deferred payment may be credited to a bookkeeping reserve account which shall be established for the Participant and set up on the books of the Company and known as his "Equity Fund Account." The term "Share Unit" means a measure of participation under the Plan having a value based on the market value of a share of the common stock of the Company and other characteristics specified herein. Any other provision of this Plan to the contrary notwithstanding, the aggregate number of Share Units to be awarded under this Plan shall not exceed two (2) percent of the number of issued and outstanding shares of the Company's Common Stock. Subject to limitation, a Participant may also irrevocably elect, once each year and effective on the next date

                            JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFERRED OPTION
                                MARCH 21, 1995




                          on which conversions are made under Item 6.B(2), to convert all or part of an Interest Account or an Equity Fund Account to the Participant's Share Unit Account. Such conversions shall be made in the same manner as set forth in Item 6.B(2), as if the amount for which an election was made was an award being made effective on that date.

                 (2)      CONVERTING AWARDS TO SHARE UNITS

                          When a Participant has elected to have a part or all of his award under the Plan converted to Share Units, it shall be converted as of the same date on which cash payments are made or would have been made. Each award shall be converted into Share Units in the following manner:

                          a. Determine the market value of a share of the common stock of the Company.

                          b.     Divide the award by such market value.

                          c. The quotient resulting from such division indicates the Share Units to be credited.

                 (3)      CONVERTING DIVIDEND AWARDS TO SHARE UNITS

                          Whenever the Company declares a dividend on its Common Stock, in cash or in property, at a time when Participants have Share Units credited to their accounts in the Plan, a dividend award shall be made to all Participants as of the date of payment of the dividend. The dividend award for a Participant shall be determined by multiplying the Share Units credited to a Participant's account on the date of payment by the amount of the dividend paid on each share of common stock. The dividend award shall be converted into Share Units in the same manner that an award is converted into Share Units under Item 6.B.(2). In making this conversion, the market value of a share of the common stock of the Company shall be determined as of the date the dividend on the common stock is paid. Any other provision of this Plan to the contrary notwithstanding, if a dividend is declared on the

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995


                          common stock of the Company in the form of a right or rights to purchase shares of capital stock of the Company or of any entity acquiring the Company, such dividend award shall not be converted to Share Units, but each Share Unit credited to a Participant's
                          Share Unit Account at the time such dividend is paid and each Share Unit thereafter credited to the Participants's Share Unit Account at a time when such rights are attached to shares of the Company's common stock shall thereafter be valued as of any point in time on the basis of the aggregate of the then market value of one share of the common stock of the Company plus the then market value of such right or rights then or previously attached to one share of the common stock of the Company.

                 (4)      ADJUSTMENTS

                          In the event of a stock dividend on the common stock of the Company, or any split up or combination of shares of the common stock of the Company, or other change therein, an appropriate adjustment shall be made in the aggregate number of Share Units then standing to the credit of a Participant so as to give effect to the extent practicable to such change in the capital structure of the Company and to the purpose and intent of the Plan.

                 (5)      CREDITS TO INTEREST ACCOUNT

                          When a Participant has elected to have a part or all of his award credited to an "Interest Account", the unpaid balance in such account shall be credited with a simple annual interest equivalent, as follows: As of the January 1 next following the Plan Year for which the deferred award was made such award shall become part of the unpaid balance of such Interest Account. Such Interest Account shall be credited on December 31 of each year with an amount equal to interest on the unpaid balance of such account from time to time outstanding during the year ending on such December 31 at the rate determined by adding together the prime rate in effect at the First Wisconsin National Bank of Milwaukee on the last banking day prior to the beginning of such year and the prime rate in effect at said bank on the last banking days of each of the calendar months of January

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



                          through November of such year and dividing such total by 12. In the event that the Interest Account shall be terminated for any reason prior to December 31 of any year, such account shall upon such termination date be credited with an amount equal to interest at the average prime rate determined as aforesaid on the unpaid balance from time to time outstanding during that portion of such year prior to the date of termination.

                 (6)      CREDITS TO EQUITY FUND ACCOUNT

                          When a Participant has elected to have a part or all of his award credited to an "Equity Fund Account" the unpaid balance in such account shall be credited or debited, with an annual investment return equivalent as follows: As of the day next following the close of each Plan Year for which an award was made, such award shall become part of the unpaid balance of such Equity Fund Account. Such Equity Fund Account shall be treated as if it had been invested as an integral part of the Equity Fund under the Johnson Controls Savings and Investment Plan and shall be credited or debited as of the last day of each Plan Year with an amount equal to the net gain or loss in value, as the case may be, which would have been realized on an amount equal to the unpaid balance of such Equity Fund Account if it had been invested in such Equity Fund throughout such Plan Year. In the event that the Equity Fund Account shall be terminated for any reason prior to September 30 of any year, such account shall upon such termination date be credited or debited with an amount equal to the net gain or loss in value which would have been realized on an amount equal to the unpaid balance of such Equity Fund Account if it had been invested in such Equity Fund during the part of such Plan Year commencing on the first day thereof and ending on the date of termination of such account.

                 (7)      DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

                          Upon termination of a Participant's employment with the Company or subsidiary for any reason, the Participant, or his/her Beneficiary in the event of his/her death, shall be entitled to ten approximately equal annual installment payments. The amount accumulated in such

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



                    Participant's Interest Account, Share Unit Account and/or Equity Fund Account, as the case may be, shall be distributed as hereinafter provided.

                    a.    If the Participant elects the Interest
                          Account and/or Equity Fund Account, the amount, if any, shall be paid in cash as follows:

                          i.      The first annual payment shall be made
                                  during the first quarter of the calendar year following the date of termination of employment, and shall be in an amount equal to the value of 1/10th of the total amount credited to the Participant's Interest Account and/or Equity Fund Account as of January 1 next following date of termination.

                          ii. A second annual payment shall be made during the first quarter of the calendar year following the year during which the first anniversary of the date of termination of employment occurs, and shall be in an amount equal to the value of 1/9th of the amount credited to the Participant's Interest Account and/or Equity Fund Account as of January 1 next following the first anniversary of the termination of employment.

                          iii. Each succeeding installment payment shall be determined in a similar manner, i.e., the fraction of Participant's Interest Account and/or Equity Fund Account balance to be paid out shall increase each year to 1/8th, 1/7th, etc., until the tenth installment which shall equal the then remaining balance of the account.

                    b. If the Participant elects the Share Unit Account, the amount, if any, shall be paid in cash as follows:

                            i.    The first annual payment shall be made
                                  during the first quarter of the calendar year following the date of termination of employment, and shall be in an amount equal to the value of 1/10th of the number of Share

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



                                     Units credited to the Participant's
                                     account as of the date of termination of employment. The value of each Share shall be determined by multiplying the market value of a share of common stock of the Company on the date of termination of employment by the number of such Share Units. Payment shall be made by the Company in cash. After the amount of the first installment has been determined, 1/10 of the Share Units credited to the Participant's account on the date of termination of employment shall be cancelled as of the date of termination of employment.

                            ii.      A second annual payment shall be
                                     made during the first quarter of the
                                     calendar year following the year during
                                     which the first anniversary of the date of termination of employment occurs, and shall be in an amount equal to the value of 1/9th of the number of Share Units credited to the Participant's account as of the first anniversary of the date of termination of employment. The value of such Share Units shall be determined by multiplying the market value of a share of the common stock of the Company on the first anniversary of the date of termination of employment by the number of such Share Units. Payment shall be made by the Company in cash.

                                     After the amount of the second installment has been determined, 1/9th of the Share Units credited to the account of the Participant on the first anniversary of the date of termination of employment shall be cancelled as of the first anniversary of the date of termination of employment.

                            iii.     Each succeeding installment payment
                                     shall be determined in a similar manner, the tenth annual installment being an amount equal to the value of the total number of Share Units credited to the account of

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



                                     the Participant on the ninth
                                     anniversary of the date of termination of employment.


                 (8)      DISTRIBUTION IN EVENT OF FINANCIAL EMERGENCY

                          If requested by a Participant while in the employ of the Company or a subsidiary and the Committee determines that a financial emergency has occurred in the financial affairs of the Participant, the Interest, Share Unit and/or Equity Fund Accounts of the Participant on the date the Participant makes the request may be paid out at the sole discretion of the Committee in the same manner they would have been paid out had the Participant terminated his employment with the Company or Subsidiary on the date of such request. In the event of a payout due to the financial emergency, a second Interest, Share Unit or Equity Fund Account shall be established for the Participant and any awards made to the Participant thereafter shall be credited to this second Interest, Share Unit or Equity Fund Account. The Participant's rights to the second Interest, Share Unit or Equity Fund Account shall be the same as his rights to the initial Interest, Share Unit or Equity Fund Account.

                 (9)      ACCELERATION OF PAYMENTS

                          Notwithstanding the provisions in Item 6.B.(7) and
                          (8), if the amount remaining in a Participant's Interest Account, Share Unit or Equity Fund Account at any time is less than $50,000, or in the event of a financial emergency occurring in the personal affairs of the Participant, or his Beneficiary in case of his death, during the payout period, the Committee may elect to accelerate the payout thereafter of the Participant's Interest, Share Unit or Equity Fund Account.

                 (10)     MARKET VALUE

                          The market value of a share of the common stock of the Company on a particular day shall be determined by the Committee. The market value shall be the closing price on the New York Stock Exchange on

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



                          the day in question, or the day of the last previous sale, if there shall not be any sale on the day in question.

                 (11)     BENEFICIARY DESIGNATION

                          A Participant may designate a Beneficiary who is to receive, upon his death, the distributions that otherwise would have been paid to him. All designations shall be in writing and shall be effective only if and when delivered to the Secretary of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distribution whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate.

                          A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the Secretary of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and in such event the term "Beneficiary" shall include his estate.

                 (12)     CORPORATE CHANGES

                          A.  DISSOLUTION OR LIQUIDATION OF COMPANY

                              Notwithstanding any provision herein to the contrary, upon the dissolution or liquidation of the Company, the Share Units credited to Participant's Share Unit Accounts shall be converted to dollars as of the day preceding the date of dissolution or liquidation, using the method applied in Item 6.B.(6) hereof to determine installment payments. The Company shall cause such dollar balance to be paid out in cash in a lump sum to the participants, or their Beneficiaries, as the case may be, within 60 days following the date of dissolution or liquidation.

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995


                          B.  MERGER, CONSOLIDATION OR SALE OF ASSETS

                              Notwithstanding anything herein to the contrary, in the event that the Company desires to consolidate with, merge into, or transfer all or substantially all of its assets to another corporation (hereinafter referred to as "Successor Corporation"), such Successor Corporation may assume the obligation under this Plan, provided that appropriate amendments are made to the Plan. In the event the Plan is not continued within a reasonable period of time by the Successor Corporation, then as of the date preceding the date of such consolidation, merger, or transfer, the account of each Participant shall be converted into dollars and distributed as provided in Item 6.B.(11)a.

                  (13)    FIXED PAYMENT ACCOUNT

                          Notwithstanding the preceding provisions of Item 6.B., the Committee may, at its sole election, offer to a Participant the option to convert all or a specified amount of his Interest, Share Unit and/or Equity Fund Account to a Fixed Payment Account which shall provide for payments at such times and in such amounts as shall be determined by the Committee.

        7. RIGHTS OF PARTICIPANTS

           No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company (or any subsidiary) by reason of any account under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any subsidiary) hold any funds in reserve or trust to secure payments hereunder. No Participant may assign, pledge, or encumber his/her interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

           Nothing contained in this Plan shall be construed to:

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



           A. Give any employee or Participant any right to receive any award other than in the sole discretion of the Committee;

           B. Give a Participant any rights whatsoever with respect to share(s) of common stock of the Company;

           C. Limit in any way the right of the Company or subsidiary to terminate a Participant's or other employee's employment at any time; or

           D. Be evidenced of any agreement or understanding, express or implied, that a Participant or other employee will be retained in any particular position or at any particular rate of remuneration.

        8. ADMINISTRATION

           The Plan shall be administered by the Committee. The Committee may, from time to time, establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

        9. AMENDMENT OR TERMINATION

           The Board may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modifications, amendment, or suspension or termination may, without the consent of the Participant, or his Beneficiary in the case of his/her death, reduce the right of a Participant, or his/her Beneficiary, as the case may be, to any payment due under the Plan.

       10. CHANGE OF CONTROL

           Notwithstanding any other provision of this Plan, within 30 days of a Change of Control (as defined below), each participant shall be entitled to receive a lump sum payment in cash equal to the product of (x) such participant's formula award for the year in which the Change of Control occurs, based on maximum achievable award for such Participant under the Plan and (y) a fraction, the numerator of which is the number of days after January 1 in the year in which the Change of Control occurs and the denominator of which is 365. In addition, the

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



           Company shall pay to each Participant a lump sum amount in cash within 30 days of the Change of Control all amounts accumulated in such Participant's Interest, Share Unit and Equity Fund Account under the Plan. In determining the amount accumulated in a Participant's Share Unit Account, each Share Unit shall have a value equal to the higher of (x) the highest reported sales price, regular way, of a share of the Company's common stock on the Composite Tape for New York Stock Exchange Listed Stocks (the "Composite Tape") during the sixty-day period prior to the date of the Change of Control of the Company and (y) if the Change of Control of the Company is the result of a transaction or series of transactions described in paragraphs A. or C. of the definition of Change of Control of the Company set forth below, the highest price per share of common stock of the Company paid in such transaction or series of transactions. A Change of Control means any of the following events:

           A. The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:

                 (1) The then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

                 (2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or
                      (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the

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

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



                       same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

           B.    Individuals who, as of May 24, 1989, constitute the Board
                 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989 whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or


           C. Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

           D. A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding

                           JOHNSON CONTROLS, INC.
                    EXECUTIVE INCENTIVE COMPENSATION PLAN
                               DEFFERED OPTION
                               MARCH 21, 1995



                 voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entitles who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

        11. TAX WITHHOLDING

            The Company shall have the right to deduct from all cash payments any federal, state, or local taxes required by law to be withheld with respect to such cash payments and, in case of awards paid in Common Stock, the Participant or other person receiving such Common Stock may be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Common Stock.



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